ASSIGNMENT OF RENTS AND LEASES

THIS ASSIGNMENT OF RENTS AND LEASES ("Assignment") is made as of ______________, 2011, by EAGLE IV REALTY, LLC ("Assignor"), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Assignee").

RECITALS

A.           SB PARTNERS ("Borrower") and Assignee have entered into a Loan Agreement, dated as of the date hereof (the "Loan Agreement"), restructuring a loan previously made to Borrower by Wachovia Bank, National Association, predecessor-in-interest to Assignee.  Assignee is the holder of two promissory notes, dated as of the date hereof, made by Borrower to the order of the Assignee (the "Replacement Notes") evidencing such restructured loan.  As a condition to Assignee's agreement to enter into the Loan Agreement, Assignor has secured the Replacement Notes by that certain Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement dated of even date herewith (the "Mortgage"), which Mortgage encumbers certain real property located at 11400 73rd Avenue North, Maple Grove, MN, the legal description of which is attached to this Assignment as Exhibit A and is by this reference incorporated herein (the "Property"). (The Loan Agreement, the Replacement Notes, the Mortgage, this Assignment, and each other document executed or delivered in connection with this transaction are sometimes collectively referred to as the "Loan Documents").

B.           In consideration of the Assignee’s agreement to enter into the Loan Agreement, to secure further the obligations of Borrower under the Loan Documents, and for additional good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor desires to grant to Assignee the assignment and other security interests under this Assignment.

AGREEMENT

Now therefore, for good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, Assignor and Assignee agree as follows:

1. Assignment of Leases, Rents and Income.  As further security for the performance of Borrower’s obligations to Assignee under the Loan Documents (the "Secured Obligations"), Assignor hereby presently and absolutely grants, transfers, and assigns unto Assignee its entire right, title and interest as lessor with respect to all Leases (as such term as defined in the Mortgage) and Rents (as such term is defined in the Mortgage) now or hereafter due and payable for the occupancy, use, or enjoyment of the Property, and all security therefor, including all guaranties thereof, now or hereafter affecting the possession, use and enjoyment of the Property, on the condition that Assignee hereby grants to Assignor a license to collect and retain such Rents (but expressly not including the right to collect any rent more than one month in advance or any amount to prepay, terminate, or "buy out" any Leases unless such right is set forth in any of such Leases) prior to the occurrence of any Default (as defined in the Loan Agreement).  Assignor expressly covenants to apply the Rents received in accordance with the provisions of the Loan Agreement.  Such license shall be revocable by Assignee without notice to Assignor at any time upon or after a Default under the Loan Agreement, and immediately upon any such revocation, Assignee shall be entitled to receive, and Assignor shall deliver to Assignee, any and all Rents theretofore collected by Assignor which remain in the possession or control of Assignor. It is the intention of the Assignor to create and grant, and it is the intention of Assignee to create and receive, a present and absolute assignment of all of the Rents now due or which may hereafter become due, but it is agreed that the Assignee’s right to collect the Rents is conditioned upon the existence of a Default under the Loan Agreement.  Failure of Assignee at any or from time to time to enforce the assignment of Rents and Leases under this Assignment shall not in any manner prevent its subsequent enforcement, and Assignee is not obligated to collect anything hereunder, but is accountable only for sums collected.

2. Covenants Regarding Leases.  Assignor agrees:

(a) To observe and comply with all provisions of law applicable to the operation and ownership of the Property, including, without limitation, all applicable provisions of Minnesota Statutes, Section 504B.178 with respect to any security deposits received by it, and all covenants and obligations required of it by the provisions of Minnesota Statutes, Section 504B.161;

(b) Not to execute any Leases affecting the Property or any part thereof without the prior written consent of Assignee as required by the Loan Agreement and/or the Mortgage;

(c) That said Leases shall remain in full force and effect irrespective of any merger of the interest of the lessor and lessee thereunder; and that it will not transfer or convey the fee title to the Property to any of the lessees except as permitted by the Loan Agreement and Mortgage;

(d) That if the Leases provide for the abatement of rent during repair of the Property by reason of fire or other casualty, the Assignor shall furnish rental insurance to the Assignee, the policies to be in amount and form and written by such insurance companies as shall be satisfactory to the Assignee;

(e) That none of the rights and remedies of the Assignee under the Mortgage shall be delayed or in any way prejudiced by this Assignment;

(f) That notwithstanding any variation of the terms of the Mortgage or any extension of time for payment thereunder or any release of part or parts of the Property, the Leases and benefits hereby assigned, insofar as they relate to the unreleased Property, shall continue as additional security in accordance with the terms hereof;

(g) Not to request, consent to, agree to or accept a subordination of the Leases to any other mortgage or other encumbrance now or hereafter affecting the Property and otherwise as provided in the Mortgage;

(h) To hold and account for all security deposits in the manner provided for under any state or local laws or ordinances applicable to the Property;

3. Further Assignments.  Assignor shall give Assignee at any time upon demand any further or additional forms of assignment of transfer of such Rents, Leases, and security as may be reasonably requested by Assignee, and, upon written request by Assignee, shall deliver to Assignee executed copies of all such leases and security.

4. Application of Rents.  Upon exercise of its rights hereunder, all Rents collected by Assignee, if any, shall be held and applied in the manner provided in the Mortgage.

The rights and powers of Assignee under this Assignment, and the application of the Rents pursuant to this paragraph 4, shall continue and remain in full force and effect both before and after commencement of any action or procedure to foreclose the Mortgage, after the foreclosure sale of the Property in connection with the foreclosure of the Mortgage, and until expiration of the period of redemption from any such foreclosure sale, whether or not any deficiency from the unpaid balance of the Secured Obligations exists after such foreclosure sale.

5. Collection of Rents.  Upon or at any time after a Default under the Loan Documents shall have occurred and be continuing, Assignee may declare all sums secured hereby immediately due and payable, and may, at its option, without notice, and whether or not the Secured Obligations shall have been declared due and payable, either in person or by agent, with or without bringing any action or proceeding, or (at its option) by a receiver to be appointed by a court, (i) enter upon, take possession of, manage, lease, and operate the Property, or any part thereof (including, without limitation, making necessary repairs, alterations and improvements to the Property); (ii) take possession of all tangible and intangible personal property associated with the Property and in which Assignee has a security interest; (iii) make, cancel, endorse, or modify leases; (iv) obtain and evict tenants; (v) fix or modify rents; (vi) do any acts which Assignee deems reasonably proper to protect the security thereof; and (vii) either with or without taking possession of the Property, in its own-name sue for or otherwise collect and receive the Rents, including those past due and unpaid. In connection with the foregoing, Assignee shall be entitled and empowered to employ attorneys, and management, rental, and other agents in and about the Property and to effect the matters which Assignee is empowered to do, and in the event Assignee shall itself effect such matters, Assignee shall be entitled to charge and receive reasonable management, rental and other fees therefor as may be customary in the area in which the Property is located; and the reasonable fees, charges, costs and expenses of Assignee or such persons shall be additional Secured Obligations. Assignee may apply all funds collected as aforesaid, less costs and expenses of operation and collection, including reasonable attorneys’, legal assistants’ and agents’ fees, charges, costs and expenses, as aforesaid, to any Secured Obligations, and in such order as Assignee may determine. The entering upon and taking possession of the Property, the collection of the Rents, and the application thereof as aforesaid shall not cure or waive any default or waive, modify or affect notice of default under any Loan Document or invalidate any act done pursuant to such notice. Nothing herein contained shall be construed as constituting Assignee as a trustee or mortgagee in possession.

6. Authority of Assignee.  Any tenants or occupants of any part of the Property are hereby authorized to recognize the claims of Assignee hereunder without investigating the reason for any action taken by Assignee, or the validity or the amount of indebtedness owing to the Assignee, or the existence of a default or a Default under any Loan Document, or the application to be made by Assignee of any amounts to be paid to Assignee. The sole signature of Assignee or a receiver shall be sufficient for the exercise of any rights under this Assignment and the sole receipt of Assignee or a receiver for any sums received shall be a full discharge and release therefor to any such tenant or occupant on the Property, and Assignor hereby releases each such tenant and occupant which makes payments to Assignee under this Section 6 from liability for such payments under the applicable Lease or occupancy agreement.  Checks for all or any part of the rentals collected under this Assignment shall be drawn to the exclusive order of Assignee or such receiver.

7. Indemnification of Assignee.  Nothing herein contained shall be deemed to obligate Assignee to perform or discharge any obligation, duty, or liability of lessor under any Lease of the Property, and Assignor shall and does hereby indemnify and hold Assignee harmless from any and all liability, loss, or damage which Assignee may or might incur under any Lease of the Property or by reason of this Assignment, except liability, loss or damage that occurs as a result of Assignee’s gross negligence or unlawful or willful misconduct; and any and all such liability, loss, or damage incurred by Assignee, together with the costs and expenses, including reasonable attorneys’ fees, incurred by Assignee in defense of any claims or demands therefor (whether unsuccessful or not), shall be additional Secured Obligations, and Assignor shall reimburse Assignee therefor on demand.

8. Release.  Upon satisfaction of those conditions set forth in the Mortgage for the release of the Mortgage, and the recording of any valid release (but not the foreclosure) of the Mortgage shall operate as a release of this Assignment in favor of the then owner of the Property, provided, that the recording of any valid partial release of the Mortgage shall operate as a release of this Assignment only with respect to that portion of the Property thereby released from the Mortgage. In the event of foreclosure of the Mortgage, this Assignment shall not terminate until the expiration of all periods of redemption following the foreclosure sale.

9. No Obligation; Third Party Beneficiaries.  No provisions of this Assignment shall require Assignee to exercise any right or remedy available to Assignee under this Assignment or under any other Loan Document. At any time subsequent to Assignee exercising any right under this Assignment, either directly or through a receiver, the Assignee, or the receiver acting pursuant to court order, may terminate such action with liability and tender the right to collect Rents and/or the right to possess the Property to Assignor. There are no intended third party beneficiaries to any provision of this Assignment

10. Further Assurances.  Upon foreclosure of the Mortgage, all right, title, and interest of the Assignor in and to the Leases shall, by virtue of this instrument, thereupon vest in and become the absolute property of the purchaser at the foreclosure sale without any further act or assignment by the Assignor.  Assignor hereby agrees to execute all instruments of assignment or further assurance in favor of the purchaser at the foreclosure sale, as may be necessary or desirable for such purpose.  But nothing contained herein shall prevent Assignee from terminating any subordinated lease through such foreclosure.

11. Notices.  All notices, demands or documents of any kind which Assignee or Assignor may be required or may desire to serve upon the other hereunder shall be sufficiently served by delivering same in the manner specified in the Loan Agreement for giving of notices.

12. Binding Effect.  The terms, covenants, conditions, and warranties contained herein and the powers granted hereby shall run with the land, shall inure to the benefit of and bind all parties hereto and their respective heirs, executors, administrators, successors, and assigns, and all lessees, subtenants, and assigns of same, and all occupants and subsequent owners of the Property, and all subsequent holders of the Note and assignees of the Mortgage.

13. Interpretation.  In this Assignment, whenever the context so requires the masculine gender shall include the feminine and/or neuter and the singular number shall include the plural and conversely in each case.

14. Rights Cumulative; Conflicts.  The rights and remedies of Assignee under this Assignment are cumulative and are not in lieu of, but are in addition to all other rights or remedies which Assignee shall have under the Loan Documents, or in law or equity, all of which rights and remedies may be exercised concurrently.  Any conflict between the terms of this Assignment and the Mortgage shall be controlled by this Assignment to the extent of such conflict.

15. Severability.  If any term of this Assignment, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Assignment, or the application of such term to persons or circumstances other than those as to which such term is invalid and unenforceable, shall not be affected thereby, and each term of this Assignment shall be valid and enforceable to the fullest extent permitted by law.

16. Captions.  The captions herein are for reference purposes only.

17. Governing Law.  The provisions of this Assignment shall be governed by and construed in accordance with the internal laws of the State of Minnesota applicable to contracts made and to be performed wholly within such state (without regard to principles of conflicts of law applicable under Minnesota law) and any applicable laws of the United States of America. It is the intention of the parties hereto that this Assignment shall confer upon Assignee the fullest rights, remedies and benefits available pursuant to Minnesota Statutes, Sections 576.01 and 559.17.

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IN WITNESS WHEREOF, this Assignment has been duly executed by Assignor the day and year first above written.

EAGLE IV REALTY, LLC,
a Delaware limited liability company

By:           SB Partners Real Estate Corporation
a New York corporation, its manager

By:           /s/ George N. Tietjen III
Name:           George N. Tietjen III
Title:           Vice President

STATE OF MINNESOTA                                                      )
)  ss.
COUNTY OF HENNEPIN                                                      )

The foregoing instrument was acknowledged before me this ____ day of ____________, 2011, by ____________________________, the ____________________________ of _________________________________, on behalf of the ______________________________.

Witness my hand and official seal.

____________________________________
Notary Public

This instrument was drafted by:
Moses & Singer LLP
405 Lexington Avenue
New York, NY 10174

[Signature page to Assignment of Rents and Leases]

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EXHIBIT A
LEGAL DESCRIPTION

PARCEL 1:

Lot 1, Block 1, C.E.D. Plaza, Hennepin County, Minnesota.

PARCEL 2:

That part of vacated 73rd Avenue North as dedicated in the plat of C.E.D. Plaza which lies westerly of the southerly extension of the East line of Lot 1, Block 1, C.E.D. Plaza, and which lies northerly and easterly of Line "A" described below; and

That part of vacated 73rd Avenue North as dedicated in the plat of Deerwood Homes 4th Addition which lies westerly of the southerly extension of the East line of Lot 1, Block 1, C.E.D. Plaza, and which lies northerly and easterly of Line "A" described below.

Line "A": Beginning at the most westerly corner of Outlot E in Deerwood Homes 4th Addition; thence North 71 degrees 20 minutes 15 seconds West, assumed bearing, along the northwesterly extension of the southwesterly line of said Outlot E a distance of 77.01 feet; thence northwesterly a distance of 323.22 feet, along a tangential curve concave to the Southwest having a radius of 1,045.40 feet and a central angle of 17 degrees 42 minutes 54 seconds and said line there terminating.

PARCEL 3:

That part of vacated County Road No. 130, now known as 73rd Avenue North, as donated and dedicated in the plat of C.E.D. Plaza, according to the recorded plat, Hennepin County, Minnesota, which lies West of the southerly extension of the East line of Lot 1, Block 1 C.E.D. Plaza and which lies northerly of a line 40.00 feet Northeasterly and Northerly of and parallel with the following-described line: Commencing at the northeast corner of the Southeast Quarter of Section 26, Township 119, Range 22; thence South 0 degrees 56 minutes 42 seconds East, assumed bearing, along the East line of said Southeast Quarter 26837 feet to the point of beginning of said line to be herein described; thence North 71 degrees 20 minutes 15 seconds West 724.84 feet; thence Northwesterly 310.86 feet along a tangential curve, concave to the Southwest, having a radius of 1005.40 feet and a central angle of 17 degrees 42 minutes 54 seconds and said line there terminating.

PARCEL 4:

That part of vacated 73rd Avenue North as dedicated in the plat of TROUT PONDS which lies northeasterly of the following-described line: Beginning at the most westerly comer of Outlot E in Deerwood Homes 4th Addition; thence North 71 degrees 20 minutes 15 seconds West, assumed bearing, along the northwesterly extension of the southwesterly line of said Outlot E a distance of 77.01 feet; thence northwesterly a distance of 323.22 feet, along a tangible curve concave to the Southwest having a radius of 1,045.40 feet and a central angle of 17 degrees 42 minutes 54 seconds and said line there terminating.

Assessor’s Parcel Number or PIN:  26-119-22-14-0002.

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